Exhibit 10.1.3

THIRD AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”) is made and entered into as of the       day of December, 2002 and is by and among APCOA/Standard Parking, Inc., a Delaware corporation (the “Company”) LaSalle Bank National Association, a national banking association (“LaSalle”),, Bank One, NA, a national banking association (“Bank One”), and LaSalle as agent (in such capacity, the “Agent”) for the “Lenders” under the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, LaSalle, Bank One and the Company are all of the parties to that certain Amended and Restated Credit Agreement dated as of January 11, 2002, as amended (as such agreement has been or may be further amended, restated, modified or supplemented and in effect from time to time, the “Credit Agreement”), and LaSalle and Bank One are all of the “Lenders” thereunder; and

WHEREAS, LaSalle, Bank One and the Company desire to amend the Credit Agreement in certain respects, as hereinafter described in this Third Amendment;

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Third Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Definitions.  Capitalized terms used in this Third Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.  In addition, the following term shall have the meaning indicated:

“Third Amendment Effective Date” means the date upon which this Third Amendment is executed by the Company, LaSalle, and Bank One, and the Guarantor Consent and Reaffirmation hereto is executed by each Guarantor, and each other condition to effectiveness set forth in Section 3 hereof has been fulfilled to the reasonable satisfaction of LaSalle and Bank One.

2.                                       Amendment of Credit Agreement.  Effective on the Third Amendment Effective Date, the Credit Agreement shall be amended as follows:

(A)                              The definitions of Borrowing Base, Revolving Loan Commitment and Revolving Loan Maturity Date in Section 1.1 of the Credit Agreement shall be amended and restated in their respective entireties as follows:

“Borrowing Base” shall mean an amount equal to (i) eighty percent (80%) of the unpaid amount (net of such reserves and allowances as the Agent deems necessary in its reasonable discretion) of all Eligible Accounts Receivable then existing (other than Eligible Capital Improvement Receivables), plus (ii) fifty percent (50%) of all Eligible Capital Improvement Receivables then existing, plus (iii) forty percent (40%) of (A) the

Net Book Value of Fixed Assets of the Company, minus (B) outstanding Capital Lease Indebtedness of the Company (determined on a consolidated basis).

(B)                                The following new definitions shall be added to Section 1.1 in their proper alphabetical places:

“Capital Improvement Receivable” shall mean an Account Receivable which is payable to the Company in respect of capital improvements made (or paid for) by the Company to a vehicle parking facility managed by the Company pursuant to a written agreement between the Company and a non-Affiliate third party.

“Capital Lease Indebtedness” shall mean that portion of obligations under Capital Leases of a Person which, in accordance with GAAP, would be classified as the principal portion of Indebtedness of such Person.

“Eligible Capital Improvement Receivable” shall mean a Capital Improvement Receivable which meets the requirements of an Eligible Account Receivable hereunder except that such Account Receivable is due more than 90 days past the original invoice date thereof.

“Net Book Value of Fixed Assets of the Company” shall mean, as of any date of determination thereof, determined for the Company on a consolidated basis, (a) the net book value of the Company’s fixed assets as of such date, less (b) the net book value as of such date of the cost of contracts acquired, to the extent that such cost of contracts acquired is reflected as fixed assets in the books of the Company.

(C)                                Section 3.1(a) shall be amended and restated in its entirety as follows:

(a)                                  Unless earlier payment is permitted or required under this Agreement, the Company shall pay to the Agent, for the benefit of the Lenders, (i) on the Revolving Credit Termination Date, the entire outstanding principal amount of the Revolving Credit Advances, (ii) on or before March 1, 2003, $5,000,000.00 of the outstanding principal balance of the Term Loan, and (iii) on the Term Loan Termination Date, the entire outstanding principal balance of the Term Loan.  If the Revolving Credit Advances at any time exceed the amount allowed pursuant to Section 2.1(c), the Company shall repay the Revolving Credit Advances by an amount equal to or, at its option, greater than such excess.

(D)                               Section 5.2(l)(2) shall be amended and restated in its entirety as follows:

(2)  the Company or any Subsidiary may pay or issue to Parent or Affiliates such amounts or dividends which in the aggregate do not exceed in any fiscal quarter an amount equal to the lesser of $750,000 or an amount equal to 50% of the amount of the Company’s Excess Cash Flow for the four fiscal quarters most recently ended times one-fourth (collectively, the “Affiliate Amount”); provided, that (i) such payments do not violate any other terms or provisions of this Agreement, (ii) no Unmatured Event or Event of Default exists or would be caused by any such payment, (iii) the calculation of Excess Cash Flow and the Affiliate Amount shall be delivered to the Agent concurrently with the financial statements required pursuant to Section 5.1(d)(iii) of this Agreement and the Agent shall have five (5) Business Days in which to review and approve or disapprove such calculation, and the Affiliate Amount shall be paid upon approval of such calculation, and (iv) the payment of the Affiliate Amount shall begin for the fiscal quarter ending March 31, 2002 and fiscal quarters ending thereafter; provided further that notwithstanding the foregoing, the maximum aggregate total amount of all Affiliate Amounts paid after December 12, 2002 shall not exceed $100,000 without the prior approval of the Agent;

(E)                                 The Term Note shall be amended and restated in its entirety in the form attached to this Third Amendment.

(F)                                 Exhibit K shall be amended and restated in its entirety in the form attached to this Third Amendment.

3.                                       Conditions to Third Amendment Effective Date.  This Third Amendment shall become effective and the Third Amendment Effective Date shall occur upon completion of each of the following conditions to the reasonable satisfaction of each of LaSalle and Bank One:

(A)                              Execution and Delivery of This Third Amendment.  This Third Amendment shall have been duly executed and delivered by the parties hereto.

(B)                                Restated Term Note.  The Company shall have executed and delivered to Bank One an amended and restated Term Note in the form attached to this Third Amendment.

(C)                                Guarantor Reaffirmations.  Each of the Guarantors shall have executed and delivered to the Agent a reaffirmation, in form and substance acceptable to the Agent, of such Guarantor’s obligations under the Guaranty.

(D)                               Secretary’s Certificates; Resolutions; Incumbency.  The Company shall have delivered to the Agent, for the Company and for each Guarantor, a certificate of the Secretary or Assistant Secretary of the Company or such Guarantor certifying:

(i)                                     the names, offices and true signatures of the officers of the Company or such Guarantor authorized to execute, deliver and perform, as applicable, this Third Amendment and/or any other instruments, documents or agreements to be entered into by the Company or such Guarantor in connection herewith; and

(ii)                                  true and correct copies of the certificate of incorporation and the by-laws of the Company or such Guarantor, in each case as amended and then in effect, or a statement that the certificate of incorporation and/or by-laws of the Company or such Guarantor have not been amended or modified since the most recent date of delivery of true, correct and complete copies thereof to the Agent and such copies remain true, correct and complete; and

(iii)                               true and correct copies of resolutions of the board of directors of the Company or such Guarantor approving and authorizing the execution, delivery and performance by the Company or such Guarantor of this Third Amendment and/or any other instruments, documents or agreements to be entered into by the Company or such Guarantor in connection herewith.

(E)                                 No Defaults.  No Default or Event of Default shall have occurred and be continuing under the Credit Agreement, taking into account the changes to the Credit Agreement contemplated by this Third Amendment.

(F)                                 Fees.  In consideration of the Lenders’ entering into this Third Amendment, the Company shall have paid to Bank One a fee of $37,500 and to LaSalle a fee of $62,500, which fees shall be fully earned and non-refundable.

4.                                       Reaffirmation and Confirmation of Security Interest.  The Company hereby confirms to LaSalle and Bank One that the Company has granted to the Agent, for the benefit of the Lenders, a security interest in or lien upon substantially all of its property in order to secure the obligations of the Company to the Agent and the Lenders pursuant to the Credit Agreement.  The Company hereby reaffirms such grant of such security interest and lien to the Agent, for the benefit of the Lenders, for such purpose in all respects.

5.                                       Representation and Warranties.  To induce LaSalle and Bank One to enter into this Third Amendment, the Company hereby represents and warrants to LaSalle and Bank One that:

(a)                                  Since September 30, 2002, there has been no development or event, which has had or could reasonably be expected to have a material adverse effect on the Company’s business or financial condition.  No Event of Default or Unmatured Event will occur after giving effect to this Third Amendment.

(b)                                 The Company has the corporate power and authority, and the legal right, to make and deliver this Third Amendment and each other instrument, document or agreement to be executed and delivered by it pursuant hereto, and to perform all of its obligations hereunder and thereunder, and under the Credit Agreement as amended by this Third Amendment, and the Company has taken all necessary corporate action to authorize the execution and delivery of this Third Amendment and each other instrument, document or agreement to be executed and delivered by it pursuant hereto.

(c)                                  When executed and delivered, this Third Amendment and each other instrument, document or agreement to be executed and delivered by the Company pursuant hereto, and the Credit Agreement as amended by this Third Amendment, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, and by general equitable principles.

(d)                                 No Unmatured Event or Event of Default exists and the representations and warranties made by the Company and the Continuing Guarantors in the Loan

Documents to which each is a party are true and correct in all material respects on and as of the date hereof, before and after giving effect to the effectiveness of this Third Amendment and each other instrument, document or agreement to be executed and delivered by any of them pursuant thereto, as if made on and as of this date, other than those that relate to an earlier or specific date.

6.                                       Miscellaneous.

(a)                                  Captions.  Section captions and headings used in this Third Amendment are for convenience only and are not part of and shall not affect the construction of this Third Amendment.

(b)                                 Governing Law.  This Third Amendment shall be a contract made under and governed by the laws of the State of Illinois, without regard to conflict of laws principles.  Whenever possible, each provision of this Third Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Third Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Third Amendment.

(c)                                  Severability.  Any provision of this Third Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Third Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

(d)                                 Counterparts; Facsimile Signature.  This Third Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute but one and the same document.  This Third Amendment may be executed by facsimile signature, and any such facsimile signature by any party hereto shall be deemed to be an original signature and shall be binding on such party to the same extent as if such facsimile signature were an original signature.

(e)                                  Successors and Assigns.  This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f)                                    References.  From and after the date of execution of this Third Amendment, any reference to any of the Loan Documents contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Third Amendment shall be deemed to include this Third Amendment unless the context shall otherwise require.

(g)                                 Continued Effectiveness.  Notwithstanding anything contained herein, the terms of this Third Amendment are not intended to and do not serve to effect a novation as to the Credit Agreement, the Notes or any other Loan Document.  The parties hereto expressly do not intend to extinguish the Credit Agreement or any other Loan Document.  Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement, as evidenced by the Notes (including the amended and restated Term Note to be executed and delivered pursuant to this Third Amendment), and as secured by the collateral described in the

Security Documents.  The Loan Documents, except as modified hereby, remain in full force and effect and are hereby reaffirmed in all respects.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Amended and Restated Credit Agreement to be duly executed under seal and delivered by their respective duly authorized officers on the date first above written.

APCOA/STANDARD PARKING, INC.

By:
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION, as Agent and a Lender

By:
Name:
Title:

BANK ONE, NA, as a Lender

By:
Name:
Title: